Exhibit 99

Release:                    On receipt, November 25, 2020

Media Contact:         Jane Slusark, 515.362.0482, slusark.jane@principal.com

Investor Contact:      John Egan, 515.235.9500, egan.john@principal.com

Principal names Alfredo Rivera to Board of Directors

(Des Moines, Iowa) – Principal Financial Group® (Nasdaq: PFG) today elected Alfredo Rivera, President of the North America Operating Unit at The Coca-Cola Company, to its Board of Directors, effective immediately.

“Alfredo is a seasoned executive who brings more than 35 years of strategic, global business experience and high-caliber leadership to our Board,” said Dan Houston, chairman, president and chief executive officer of Principal®. “He helped lead Coca-Cola to new levels of success with recognized strategic and inspirational leadership to achieve sustainable growth. This is the perspective and fortitude we need to help guide us as we continue to evolve our operations as a global financial services organization.”

Rivera joined Coca-Cola in 1985 and has held multiple leadership roles across Latin America before assuming his current position, where he has helped to drive the company’s transformation, enabled by a globally-networked organization. His track record includes building a strong and diverse pipeline for leadership, including helping the Latin American operation to achieve gender balance among its business unit presidents in 2020.

Rivera holds a bachelor's degree in history and a master’s in business administration from the University of Southern Mississippi and completed the Advanced Management Program at Harvard Business School. He serves on the board of directors for the American Beverage Association, Coca-Cola HBC and fairlife, LLC.

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